EXHIBIT 10.1

                   AMENDMENT TO ASSET PURCHASE AGREEMENT DATED
                                 AUGUST 23, 2011


This Amendment made this 29th day of August, 2012.

                  Peptide Technologies Inc
                  601 Union Square
                  42nd Floor
                  Seattle Washington 98101


WHEREAS the Purchase price of the Asset was reduced from 75,000,000 shares to 45,000,000 shares, and,

         NOTE: An Amendment to the Asset Purchase Agreement dated December 2011 reduced the purchase price of the Asset from 75,000,000 shares to 45,000,000 shares. As a result thirty million (30,000,000) shares were returned to treasury.


WHEREAS the Assets that were purchased were set aside and new formulations were developed by the Company; and,

WHEREAS the Finders Fees as incorporated in the Agreement are no longer valid.

NOW THEREFORE the  Directors  and Officers of the Company have  determined  that
SECTION 11.13 of the Asset Purchase Agreement shall be amended.

SECTION to be amended reads as follows

     SECTION 11.13Finders/Founders
          Richard E. Fortescue and Deborah E. Fortescue-Merrin shall each be issued Fifteen Million (15,000,000) shares from the 75,000,000 share consideration hereinabove set forth for services rendered as Finders/Founders.

The undersigned have agreed to the following Amendment:

SECTION as amended shall read as follows

     SECTION 11.13 Founders
          Richard E. Fortescue and Deborah Fortescue-Merrin shall each be issued One Million (1,000,000) shares for a total of Two Million (2,000,000) shares from the 45,000,000 share consideration hereinabove set forth for Founders and Officers. Scott McKinley will receive the difference of Thirteen Million (13,000,000) shares for a total of Forty Three Million (43,000,000) shares.



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Counterparts:

This  Amendment may be executed in  counterparts  (including  e-mail  attachment
(PDF) or facsimile). Each such counterpart so executed and delivered will be considered to be an original and such counterparts taken together will constitute one and the same document.



WHEREAS ALL DIRECTORS AND OFFICERS HEREBY AGREE TO ALL HEREIN
This amendment to the agreement is governed by the Law of British Columbia, Canada


Peptide Technologies Inc.




Per                                        Per
    ---------------------------------          --------------------------------
    Deborah Fortescue-Merrin                   Scott McKinley


Per
    ---------------------------------
    Richard Fortescue